Exhibit (4.9)
[SPECIMEN]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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McGraw Hill Financial, Inc.
4.400% SENIOR NOTE DUE 2026
Fully and Unconditionally Guaranteed by
Standard & Poor’s Financial Services LLC
Principal Amount: $_____
No. R-__
CUSIP: 580645AP4
ISIN: US580645AP45
McGRAW HILL FINANCIAL, INC., a New York corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $_____ on February 15, 2026 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from August 18, 2015 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 4.400% per annum, on February 15 and August 15 (each such date, an “Interest Payment Date”), commencing February 15, 2016, until the principal hereof is paid or made available for payment. The rate of interest payable hereon is subject to adjustment as provided in the Indenture (as defined below), but shall in no event be less than the rate stated above.
Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on February 1 or August 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.
Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.
General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of May 26, 2015, among the Company, Standard & Poor’s Financial Services LLC, as Guarantor, and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented by a Second Supplemental Indenture thereto, dated as of August 18, 2015 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor party thereto and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “4.400% Senior Notes due 2026” (collectively, the “Notes”), initially limited in aggregate principal amount to $898,887,000. This Note and another Note of this series were issued in exchange for $898,887,000 aggregate principal amount of an issue of $900,000,000 aggregate

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principal amount of 4.400% Senior Notes due 2026 initially issued on August 18, 2015 (the “Old Notes”); $1,113,000 aggregate principal amount of Old Notes remain outstanding as of the date of this Note.
Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires; provided that if any such Additional Securities are not fungible with the Notes for U.S. federal income tax purposes, such Additional Securities shall have a separate CUSIP number.
Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
Sinking Fund. The Notes are not subject to any sinking fund.
Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a special redemption or an offer to purchase upon the occurrence of a Change of Control Triggering Event, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to the Notes.
Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company to consolidate, merge or sell, transfer or lease all or substantially all of its assets.
Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.
Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.
Guarantee. This Note will be entitled to the benefits of a Guarantee made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.
No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor under any Notes, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in

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principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.
Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.
Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.
Dated: December 18, 2015

McGRAW HILL FINANCIAL, INC.
By:
Name: Elizabeth O’Melia
Title: Senior VP & Treasurer
[seal]

Attest:
By:
Name: Daniel Guetta
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Second Supplemental Indenture.
Dated: December 18, 2015

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: Authorized Signatory

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ASSIGNMENT FORM
I or we assign and transfer this Note to
__________________________________________________________________
__________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

__________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________	Signed: ___________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:	___________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[4]

By
To be executed by an executive officer

________________________
4 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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